UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2021 (February 17, 2021)

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	25-1811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares of Beneficial Interest, par value $.01 per share	HT	New York Stock Exchange
6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PC	New York Stock Exchange
6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PD	New York Stock Exchange
6.50% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PE	New York Stock Exchange

Item 1.01.	Entry Into a Material Definitive Agreement.

Amending Agreements

On February 17, 2021 (the “Amendment Effective Date”), Hersha Hospitality Trust (the “Company”), as parent guarantor, Hersha Hospitality Limited Partnership, as borrower (the “Borrower”), and certain indirect subsidiaries of the Company (the “Subsidiary Guarantors”) entered into Amendment No. 3 to the Credit Agreement (the “Credit Agreement Amendment”) to the Company’s Second Amended and Restated Credit Agreement, dated as of August 10, 2017, as amended by that certain Amendment No. 1 thereto, dated as of September 10, 2019 and as further amended by that certain Amendment No. 2 thereto, dated as of April 2, 2020 (as amended, the “2017 Credit Agreement”), with certain lenders (each, a “Lender Party” and collectively, the “Lender Parties”), for whom Citibank, N.A. (“Citibank”) is acting as the administrative agent. In connection with, and to make conforming changes to, the Credit Agreement Amendment, the Company, the Borrower and the Subsidiary Guarantors entered into that certain Amendment No. 4 to the Term Loan Agreement (the “2016 Term Loan Amendment”) to the Company’s Term Loan Agreement, dated as of August 2, 2016, as amended by that certain Amendment No. 1 thereto, dated as of August 10, 2017, as further amended by that certain Amendment No. 2 thereto, dated as of September 10, 2019, and as further amended by that certain Amendment No. 3 thereto, dated as of April 2, 2020 (as amended, the “2016 Term Loan”) with certain Lender Parties, for whom Citibank is acting as the administrative agent. Also in connection with, and to make conforming changes to, the Credit Agreement Amendment, the Company, the Borrower and the Subsidiary Guarantors entered into that certain Amendment No. 2 to the Term Loan Agreement (the “2019 Term Loan Amendment,” and together with the 2016 Term Loan Amendment and the Credit Agreement Amendment, the “Amending Agreements”) to the Company’s Amended and Restated Term Loan Agreement, dated as of September 10, 2019, as amended by that certain Amendment No. 1 thereto, dated as of April 2, 2020 (as amended, the “2019 Term Loan” and together with the Credit Agreement and the 2016 Term Loan, the “Senior Loan Agreements”) with certain Lender Parties, for whom Citibank is acting as the administrative agent.

The Amending Agreements provide for (i) an extension of the maturity date under the 2016 Term Loan to August 10, 2022 and (ii) certain amendments from the Amendment Effective Date through March 31, 2022 (the “Permitted Draw Period”). During this Permitted Draw Period the Borrower and Lender Parties agree to the following:

•

A limited waiver of financial covenants, including an agreement that the COVID-19 pandemic and the general economic conditions resulting therefrom are not “material matters” with respect to certain borrowing base conditions and, resultantly, no default or event of default has occurred thereunder;

•	The ability to borrow up to $174,728,782.52 under the 2017 Credit Agreement’s amended revolving credit facility, the proceeds of which may only be used to fund certain costs and expenses;

•	The Borrower and its subsidiaries shall at all times have liquid assets in an aggregate amount of at least $30,000,000;

•

So long as the Borrower can comply with certain conditions precedent under the 2017 Credit Agreement (as amended by the Credit Agreement Amendment), the ability to extend, for no more than twelve months from the expiration date thereof, any letter of credit outstanding on the Amendment Effective Date that is scheduled to expire during the Permitted Draw Period;

•

A covenant that the Company or the Borrower shall raise at least $75,000,000 of net cash proceeds through the issuance of subordinated junior capital by March 31, 2021, provided that such net cash proceeds (and all future net cash proceeds of subordinated junior capital) shall be applied in accordance with certain mandatory prepayment waterfalls;

•

A covenant that the Borrower shall raise at least $150,000,000 of net cash proceeds from asset sales on or prior to June 30, 2021, which net cash proceeds (together with the net cash proceeds from any other asset sales, whether raised before or after June 30, 2021) shall be applied in accordance with certain mandatory prepayment waterfalls; provided, that, if by June 30, 2021, the Borrower has failed to pay the Lender Parties at least $125,000,000 of net cash proceeds in accordance with the asset sales prepayment waterfall, then (i) the Borrower will provide mortgages on the remaining unencumbered borrowing base assets and (ii) on or prior to September 30, 2021, the Borrower shall raise capital in the amount of the positive difference between $125,000,000 and the aggregate net cash proceeds from assets sales raised by the Borrower to date and may raise such shortfall through the issuance of securities that are structurally subordinated to our Senior Loan Agreements generating net cash proceeds in excess of $75,000,000; and

•	Certain negative covenants and restrictions that are considered normal and customary, as presented in Section 2 of the Credit Agreement Amendment.

Further, the Amending Agreements make certain other amendments to the Senior Loan Agreements, including:

•

An amendment to the leverage ratio and fixed charge coverage ratio for the second quarter of 2022, pursuant to which the Borrower shall maintain (A) a leverage ratio of not greater than 65% and (B) a fixed charge coverage ratio of not less than 1.20:1.00; and

•	Adding a new financial covenant that requires the borrowing base leverage ratio to not exceed 60% at any time.

The Company will use any proceeds from borrowings drawn during the Permitted Draw Period to fund operating expenses of the business of the Company and its subsidiaries, for costs of previously commenced capital projects and for other permitted uses, each as permitted in the Credit Agreement Amendment.

Purchase Agreement

On February 17, 2021, Hersha Hospitality Limited Partnership, as issuer (the “Issuer”), the Company, as parent guarantor, and each other guarantor party to the agreement entered into a note purchase agreement (the “Purchase Agreement”) with the several purchasers named therein (the “Purchasers”) pursuant to which the Issuer agreed to sell to the Purchasers an initial $150 million aggregate principal amount of Issuer’s 9.50% Unsecured PIK Toggle Notes due 2026 (such notes, the “Notes”), and an incremental $50 million aggregate amount of the Notes that can be drawn at the Issuer’s discretion in minimum installments of $25 million on or prior to September 30, 2021.

The Notes are expected to be issued pursuant to an indenture (the “Indenture” and, together with the Purchase Agreement, the “Note Documents”), between the Issuer, the Company, as parent guarantor, each other guarantor party thereto and U.S. Bank National Association, as trustee (the “Trustee”). The Issuer intends to use the net proceeds from the offering to repay outstanding revolving borrowings under the 2017 Credit Agreement and to use the net proceeds for other general corporate purposes. The Note Documents contain representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults.

The Notes will constitute unsecured obligations of the Issuer. The Notes will bear interest at 9.50% per year. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Copies of the Amending Agreements and the Purchase Agreement are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively and are incorporated herein by reference. The foregoing descriptions of the Amending Agreements and Purchase Agreement are qualified in their entirety by reference to the full text of the Amending Agreements and the Purchase Agreement, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to the Credit Agreement, dated as of February 17, 2021, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as parent guarantor, the subsidiary guarantors named therein, as guarantors, the lenders named therein, as lenders and Citibank, N.A., as administrative agent.

10.2	Amendment No. 4 to the Term Loan Agreement, dated as of February 17, 2021, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as parent guarantor, the subsidiary guarantors named therein, as guarantors, the lenders named therein, as lenders and Citibank, N.A., as administrative agent.

10.3	Amendment No. 2 to the Term Loan Agreement, dated as of February 17, 2021, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as parent guarantor, the subsidiary guarantors named therein, as guarantors, the lenders named therein, as lenders and Citibank, N.A., as administrative agent.

10.4	Purchase Agreement, dated as of February 17, 2021, by and among the Company, the Operating Partnership and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers listed on Schedule I attached thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERSHA HOSPITALITY TRUST

February 22, 2021	By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Chief Financial Officer